Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178651

UNITED REALTY TRUST INCORPORATED

MONTHLY PRICING SUPPLEMENT, DATED AUGUST 4, 2015

TO THE PROSPECTUS, DATED MAY 8, 2015

The purpose of this monthly pricing supplement is to disclose the daily estimated net asset value, or NAV, per share of common stock, par value $0.01 per share, or our Common Shares, for the period from July 1, 2015 to July 31, 2015.

The following table sets forth our NAV per Common Share for each business day in July commencing on July 1, 2015.

Date	NAV per Common Share
July 1, 2015	$12.51
July 2, 2015	$12.51
July 6, 2015	$12.51
July 7, 2015	$12.51
July 8, 2015	$12.51
July 9, 2015	$12.51
July 10, 2015	$12.51
July 13, 2015	$12.51
July 14, 2015	$12.51
July 15, 2015	$12.51
July 16, 2015	$12.51
July 17, 2015	$12.51
July 20, 2015	$12.51
July 21, 2015	$12.51
July 22, 2015	$12.51
July 23, 2015	$12.49
July 24, 2015	$12.49
July 27, 2015	$12.49
July 28, 2015	$12.49
July 29, 2015	$12.49
July 30, 2015	$12.49
July 31, 2015	$12.49

Sales under our primary offering and our distribution reinvestment program, and repurchases under our share repurchase program, are made in accordance with our policies as set forth in our prospectus.

Please refer to “Valuation Policies” in our prospectus for important information about how our NAV per Common Share is determined. Our NAV per Common Share, which is updated at the end of each business day, is available via our toll-free, automated line, (855) REIT-NAV (734-8628), or on our website at www.unitedrealtytrust.com.